UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 5, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On November 5, 2014, the Audit Committee of the Board of Directors (the “Board”) of Hanger, Inc. (the “Company”) approved a plan to sell and/or otherwise dispose of the Company’s Dosteon and CARES businesses.  This action was taken as a result of the Company’s strategic evaluation of these businesses.  The Dosteon and CARES businesses will be reflected as discontinued operations in the Company’s consolidated financial statements beginning in the fourth quarter of 2014.  The Company has entered into a definitive agreement to sell the portion of its Dosteon business located in California, and expects that sale to close in the fourth quarter of 2014, subject to customary closing conditions. The Company is engaged in negotiations with a potential purchaser regarding substantial portions of the remaining Dosteon business and is seeking indications of interest for the CARES business.  However, there can be no assurance that any of these activities will culminate in the sale of all or a portion of these businesses.

In connection with these actions, the Company currently estimates that it will incur total pre-tax exit and disposal costs in the range of approximately $15.6 million to $30.4 million. The future cash impact is expected to range from approximately $0.3 million of cash inflows to approximately $12.3 million of cash expenditures.  The estimated pre-tax exit and disposal costs include employee separation and retention costs of approximately $2.1 million to $2.4 million; contract termination and other exit costs of approximately $4.4 million to $12.8 million; and non-cash charges associated with the write-down of intangibles, fixed assets and inventory of approximately $9.2 million to $15.2 million.  The foregoing are estimates only and reflect a range of possibilities regarding the exit and/or disposal of the Dosteon and CARES businesses, including their potential sale or shutdown.  Actual costs relating to these actions will not be known until the Company has fully implemented the exit and disposal plan.

This notice contains certain “forward-looking statements” relating to the Company, including statements regarding the timing, costs and outcomes of the Company’s sale or other disposition of the Dosteon and CARES businesses.  These forward-looking statements are often identified by the use of forward-looking terminology such as “estimates,” expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect the Company, see its filings with the Securities and Exchange Commission, including the Risk Factors contained in Part II, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:  November 7, 2014